FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 26, 2002




                   MORTGAGE PROFESSIONALS LEAD SOURCE, INC.
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             (Exact Name of registrant as specified in its charter)



            Utah                       333-60362                87-0670014
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employ
    of incorporation)                                       Identification No.)


                      959 East Akers Way, Sandy, UT   84094
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                    (Address of principal executive offices)


Registrant's telephone number, including area code  (801) 898-0026
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        ____________________________________________________________
       (Former name or former address, if changed since last report.)









Certain statements in this Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), including, without limitation, statements regarding the Company's expectations, beliefs, estimates, intentions, and strategies about the future. Words such as, "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words and similar expressions are intended to identify such forward-looking statements, but their absence does not mean that the statement is not forward-looking. The Company desires to avail itself of certain "safe harbor" provisions of the Act and is therefore including this special note to enable the Company to do so and to disclose any such projections without warranting they can be realized.

ITEM 1.  CHANGE OF CONTROL

On September 26, 2002, Mortgage Professional Lead Source, Inc. ("MPLS" or "Company") entered into a Letter of Intent with Neuro Bioscience, Inc. ("Neuro"), a company focused on the commercialization of CNS therapeutics, by which the Company will fully acquire Neuro's stock in exchange for the issuance
of 9,000,000 restricted shares of common stock of MPLS.   In connection with the
acquisition of Neuro, Neuro will own approximately 89.4 % of the total issued and outstanding shares of the Company. Also in connection with the transaction, the existing officers and directors of the Company will resign and be replaced by Neuro appointees.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Neuro is a Delaware corporation having its principal place of business at 1251 Avenue of the Americas, New York, NY 10020. The Company currently has five platform technologies in development targeted against Alzheimer's Disease, Depression, Multiple Sclerosis, and Parkinson's Disease. These four disease categories have a combined current market place value of in excess of $18 billion rising to an estimated value in 2007 of $29 billion.

In the event of the successful completion of the acquisition, Neuro would become a wholly owned subsidiary of MPLS and MPLS would issue and cause to be distributed 9,000,000 restricted common stock to Neuro, representing approximately 89.4 % of the issued and outstanding shares of MPLS at the closing of the acquisition. It is also agreed that at closing Neuro would substitute a
new Board of Directors and management for MPLS.   Management will also propose a
change of name to reflect the new business activities of the Company, and may propose other actions necessary to reflect the change of business purpose, name and acquisition of the new assets. This type of acquisition where the public company essentially provides the vehicle for acquisition, but all of the management, business purpose, name and other characteristics of the acquired business are provided by the acquired company is often characterized as a "reverse acquisition".

After closing, this acquisition is subject to subsequent adjustment if Neuro does not raise certain minimum capital as outlined in the attached Letter of
Intent.  The acquisition is proposed to close October 11, 2002.   There can be
no assurance or warranty that such amounts will be raised or that such
pharmaceuticals can be successfully developed, approved and marketed.    The
Company will, of course, advise all shareholders through a subsequent Form 8-K filing or direct communication as to the closing of the reverse acquisition, any extension of the closing date or material modification of the acquisition. Finally, the transaction is conditional upon Neuro's determination that MPLS has performed fully and made correct and appropriate disclosures under the Letter of
Intent.   No warranty or assurance of these contingencies can be made, but it is anticipated that the closing will occur on or before October 11, 2002, if satisfied.

Specific terms of the proposed acquisition would provide for the following material terms, consequences or results for MPLS and its shareholders:

     (1) Upon closing, MPLS will acquire all of the presently issued and outstanding shares of Neuro and Neuro will become the wholly owned operating subsidiary of MPLS. It is anticipated that there will be approximately 5,108,000 Neuro shares to be transferred as of the date of the Letter of Intent.

     (2) MPLS will cause to be issued to the Neuro sharehuolders, at closing, 9,000,000 new restricted common shares of MPLS in exchange for the Neuro shares. Additionally, 450,000 new MPLS shares will be issued to various MPLS consultants pursuant to an S-8 registration.

      (3) The resulting stock ownership in the reorganized company at closing will be:

          (i)     Public Float                              109,300 shares
          (ii)    Original MPLS principal shareholders      510,000 shares
          (iii)   MPLS Consultant Group                     450,000 shares
          (iv)    Neuro                                   9,000,000 shares

               Total issued and outstanding shares       10,069,300 shares

     (4) The original shares issued by MPLS to its consultants will be subject to a "leak out provision" to be negotiated.

     (5) Neuro will agree that if it has not raised $5M or more of new capital within 60 business days of closing with MPLS, MPLS will receive a warrant equal to 5% of the then current issued and outstanding shares with a strike price equal to 75% of the trailing 30 day average bid price and the right to appoint two members to the Neuro Board of Directors.

     (6) Neuro will be required to comply with certain accounting and auditing requirements concerning its financial statements as required under Securities and Exchange Commission's rules and regulations.

     (7) MPLS shall prepare an appropriate Proxy Statement to approve the terms of this reorganization with its shareholders, including the change of name of the corporation and election of a new slate of directors to be proposed by Neuro. The shareholders of MPLS will also be provided standard dissenting shareholder rights under Utah law as part of the proposed reorganization and
vote.   All of these matters will be more fully set-out and discussed in a subsequent proxy solicitation to the MPLS shareholders related to the proposed acquisition. The shareholders of Neuro, as a private entity, have already met and approved the terms and provisions of this reverse acquisition subject to presentation of the formal and definitive agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10, Letter of Intent dated September 26, 2002 by and between Mortgage Professionals Lead Source, Inc. and Neuro Bioscience, Inc.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MORTGAGE PROFESSIONALS LEAD
                              SOURCE, INC.


Date: October 2, 2002          By: /s/  Gregory Willits
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                               Mr. Gregory Willits
                               President